Exhibit (10)(e)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1996
                           by Parker-Hannifin Corporation




                 Parker-Hannifin Corporation Supplemental Executive
              Retirement Benefits Program (August 15, 1996 Restatement)




              *Numbered in accordance with Item 601 of Regulation S-K.

                        Parker-Hannifin Corporation


                            Supplemental Executive
                         Retirement Benefits Program

                               TABLE OF CONTENTS

Section                                                              Page

        Preamble........................................................1

1.  Definitions                                                         1

2.  Participation.......................................................5
         2.01   Participants............................................5
         2.02   Designation of Participants.............................5
         2.03   Continuation of Participation...........................5
         2.04   Effect of  Voluntary Termination of Employment..........6

3.  Supplemental Retirement Benefits....................................6
         3.01   Eligibility at or After Normal Retirement Date..........6
         3.02   Eligibility Prior to Normal Retirement Date.............6
         3.03   Amount of Normal Retirement Supplemental Benefit........6
         3.04   Amount of Early Retirement Supplemental Benefit.........7
         3.05   Gross-Up Payment........................................7

4.  Payment of Benefits.................................................8
         4.01   Commencement of Benefits................................8
         4.02   Payments Under Certain Situations.......................8
                (a)   Optional Methods of Payment.......................8
                (b)   Payment Upon a Change in Control..................8
                (c)   Election to Receive a Lump Sum Payment............8
         4.03   Determination of the Lump Sum Payment...................8
         4.04   Certain Matters Following a Lump Sum Payment............9

5.  Death Benefits.....................................................10
         5.01   Eligibility............................................10
         5.02   Benefit Amount.........................................10
         5.03   Benefit Payments.......................................10

6.  Non-Competition....................................................10
         6.01   Condition of Payment...................................10
         6.02   Competition............................................11

7.  General Provisions.................................................11
         7.01   Denial of Claims.......................................11
         7.02   Claims Review Procedure................................11
         7.03   ERISA Plan.............................................12
         7.04   Trust..................................................12
         7.05   Rights of Participants.................................12
         7.06   Administration.........................................13

         7.07   Program Non-Contractual................................13
         7.08   Non-Alienation of Retirement Rights or Benefits........13
         7.09   Payment of Benefits to Others..........................13
         7.10   Notices................................................14
         7.11   Amendment, Modification, Termination...................14
         7.12   Applicable Law.........................................14
         7.13   Gender, Singular and Plural............................14
         7.14   Headings...............................................14

                          Parker-Hannifin Corporation

                            Supplemental Executive
                            Retirement Benefits Program


        WHEREAS, by instrument effective as of January 1, 1980, a supplemental executive retirement benefits program was established for the benefit of certain employees of Parker-Hannifin Corporation and their beneficiaries; and


        WHEREAS, said Program was amended and restated from time to time; and

        WHEREAS, it is desired to restate the terms, provisions, and conditions of said Program;

        NOW, THEREFORE, effective as of August 15, 1996, said Program is hereby amended and restated in its entirety to provide as hereinafter set forth.

                                1.  Definitions

        Except as otherwise required by the context, the terms used in this Program shall have the meaning hereinafter set forth.

        (a) Actuarial Equivalent or Actuarially Equivalent: An amount that is the actuarial equivalent of a value using the actuarial assumptions specified for such purpose under the Retirement Plan.

        (b)     Board: The Board of Directors of the Company

        (c) Change in Control: Any one or more of the following occurrences:

        (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Company or any Subsidiary; (B) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control transaction (as defined in paragraph (iii)); (E) as pertains to a Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity's outstanding voting interests); or (F) the acquisition of Company Voting Securities from the Company, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause
(F) does not constitute a Change in Control under this paragraph (i);

        (ii)   individuals who, at the beginning of any period of twenty-four
(24) consecutive months, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four
(24) month period, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

        (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any Subsidiary that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction") or (B) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

        (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

        Notwithstanding anything in this Program to the contrary, if the Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), then for all purposes of this Program, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Participant.

        (d) Change in Control Lump Sum Payment: The lump sum payment made upon a Change in Control as calculated under Section 4.03(a).

        (e) Change in Control Severance Agreement: The agreement between an Eligible Executive and the Company that provides for certain benefits if the Eligible Executive's employment terminates following a Change in Control; provided, that in the case of a former Participant who is receiving benefits under the Program, Change in Control Severance Agreement shall mean the change in control severance agreement that was in effect between the Participant and the Company at the time of his retirement.

        (f) Code: The Internal Revenue Code of 1986, as amended, or any successor statute.

        (g) Committee: The Compensation and Management Development Committee of the Board.

        (h) Company: Parker-Hannifin Corporation, an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Parker-Hannifin Corporation with any other corporation or corporations.

        (i) Contingent Annuitant: The person designated by a Participant as a contingent annuitant as provided in the Retirement Plan.

        (j) Controlled Group: The Company, its Subsidiaries or any entity that owns, directly or indirectly, 50% or more of the total combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company.

        (k) Disability: Disability that entitles a Participant to benefits under the Company's long-term disability program.

        (l) Highest Average Three-Year Compensation: One-third of the aggregate amount of compensation paid to a Participant from the Controlled Group during the three calendar years of the Participant's employment which were the three highest years of annual compensation, including base salary, bonuses payable under the Company's Return on Net Assets Plan (RONA) and Target Incentive Program, any amounts which would otherwise be paid as compensation during a calendar year but which are deferred by a Participant pursuant to any qualified or nonqualified deferred compensation program sponsored by the Controlled Group, and any amounts that would otherwise be paid as compensation during a calendar year but which are deferred under
Section 125 of the Code, but excluding: (i) any deferred compensation received during any such year but credited under the Program to the Participant for a prior year; (ii) any income realized due to the exercise of stock options or stock appreciation rights; (iii) any payments, in cash, deferred or otherwise, payable to the Participant under the Company's Long-Term Incentive Plan, under any extraordinary bonus arrangements, under any severance agreement (other than as may be required under Section 4.03(a)), or as an executive perquisite; and (iv) such items as fringe benefits includible in income as compensation for federal tax purposes, moving and educational reimbursement expenses, overseas allowances received by the Participant from the Controlled Group, and any other irregular payments.

        (m) Life Expectancy: The expected remaining lifetime (to the nearest integer) based on the Mortality Table and the age at the nearest birthday of the Participant or Recipient at the date the Lump Sum Payment or Change in Control Lump Sum Payment is made (unless otherwise specified herein). If a joint and contingent survivor annuity has been elected, then Life Expectancy shall reflect the joint Life Expectancy of the Participant or Recipient and Contingent Annuitant.

        (n)     Lump Sum Payment:  The Lump Sum Payment provided in Section
4.02 of the Program with the amount determined as set forth in Section 4.03.

        (o) Mortality Table: Eighty percent (80%) of the 1983 Group Annuity Mortality factor (male only).

        (p) Normal Retirement Date: The definition set forth in the Retirement Plan.

        (q) Participant: An employee of the Company designated to participate in the Program pursuant to Article 2 of the Program, while so employed; provided, however, that any employee of the Company who, as of the date of a Change in Control, has entered into a Change in Control Severance Agreement with the Company shall automatically be a Participant in the Plan.

        (r) Profit Sharing Account Balance: The definition set forth in the Retirement Plan.

        (s) Program: The Supplemental Executive Retirement Benefits Program set forth herein.

        (t) Recipient: A retiree, Contingent Annuitant, term certain beneficiary, or Surviving Spouse, who is currently receiving benefits or is entitled to receive benefits under the Program.

        (u) Retirement Plan: The Parker-Hannifin Corporation Retirement Plan as in effect at the time any payment becomes due under this Program.

        (v) Service: Employment as an employee by any member of the Controlled Group, as well as employment by a corporation, trade or business, that is now part of the Controlled Group at a time prior to its becoming part of the Controlled Group, but in such case only if and to the extent that the Committee shall so direct at any time prior to retirement. For purposes of determining a Participant's eligibility to receive a benefit hereunder, Service shall include any additional years credited to a Participant under
Section 4.03(a)(i)).

        (w) Specified Rate: The monthly average annual yield of 30-Year United States Treasury Bonds as published in the Federal Reserve Statistical Release G.13 (415) "Select Interest Rates" for constant maturities and in effect on the first day of the month prior to the month in which a payment is to be made; provided, that for purposes of calculating a Change in Control Lump Sum Payment, the interest rate for immediate annuities of the Pension Benefit Guaranty Corporation (PBGC) in effect on the date of the Change in Control as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations, or any other successor or similar rate.

        (x) Subsidiary: Any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity.

        (y) Surviving Spouse: The person who is the Participant's spouse at the time of the Participant's death and who has been such spouse for at least one year immediately prior to the date of the Participant's death.

                               2.  Participation


        2.01 Participants. The Participants in the Program shall be: (i) such officers and other key executives of the Company as shall be designated as Participants from time to time by the Committee; and (ii) upon a Change in Control, those individuals who have entered into a Change in Control Severance Agreement with the Company as of the date of such Change in Control.

        2.02 Designation of Participants. An individual may be designated a Participant by action of the Committee or in a written employment agreement approved by the Committee. Participation of each individual designated as a Participant shall be subject to the terms, conditions, and limitations set forth in the Program and to such other terms, conditions and limitations as the Committee may, in its discretion, impose upon the participation of any such individual at the time the individual is designated a Participant in the Program.

        2.03 Continuation of Participation. Subject only to the provisions of Section 2.04 and Article 6 of the Program, an individual designated as a Participant shall continue to be a Participant for the purpose of eligibility to receive the supplemental retirement benefits provided by the Program and his participation in the Program shall not be terminated; provided, however, that a Participant who terminates employment at a time when he is not eligible for a benefit under

Article 3 shall cease to be a Participant in the Program.

        2.04 Effect of Voluntary Termination of Employment. To be eligible for supplemental retirement benefits under the Program a Participant shall not voluntarily terminate employment with the Company without the consent of the Committee for a period, not exceeding 60 calendar months, set by the Committee at the time he is designated a Participant. If he shall so voluntarily terminate his employment within such period, his participation in the Program shall terminate, he shall cease to be a Participant and (subject to Section 3.02) he shall forfeit all benefits under the Program. Notwithstanding the foregoing, for purposes of this Section 2.04, in no event shall an exercise by a Participant of his right to terminate his employment for "Good Reason" as defined under any Change in Control Severance Agreement between the Participant and the Company be deemed to be a voluntary termination of employment with the Company.


                     3.  Supplemental Retirement Benefits


        3.01 Eligibility at or After Normal Retirement Date. Any provision of Section 2.04 to the contrary notwithstanding, any Participant with at least 120 calendar months of Service who terminates his employment with the Controlled Group on or after his Normal Retirement Date shall be eligible for a monthly supplemental retirement benefit computed as set forth in Section 3.03.

        3.02 Eligibility Prior to Normal Retirement Date. Any Participant with at least 120 calendar months of Service: (i) who terminates his employment with the Controlled Group with the consent of the Committee after attainment of age 55; or (ii) who is employed at the time of a Change in Control of the Company; or (iii) whose employment with the Controlled Group is terminated by the Company for reasons other than for cause (as determined solely by the Committee) after attainment of age 55 but prior to the expiration of the requisite period of employment established by the Committee with respect to him pursuant to Section 2.04; or (iv) who terminates his employment with the Controlled Group due to Disability prior to his Normal Retirement Date; or (v) who terminates his employment with the Controlled Group after attainment of age 60 (and after completion of the requisite period of employment established by the Committee with respect to him pursuant to
Section 2.04) but prior to his Normal Retirement Date; shall be eligible for a monthly supplemental retirement benefit as set forth in Section 3.04.

        3.03 Amount of Normal Retirement Supplemental Benefit. The monthly supplemental retirement benefit payable to an eligible Participant at Normal Retirement Date shall be an amount equal to 1/12th of 55% of his Highest Average Three-Year Compensation, reduced by all of the following that are applicable:

        (a) in the case of a Participant who does not have at least 15 years of Service at the time of his retirement, .3055 percent for each calendar month his Service is less than 15 years;

        (b) the monthly single life Actuarial Equivalent of any benefit to which the Participant is entitled under the Retirement Plan, including the single life monthly equivalent attributable to the Participant's Profit-

Sharing Account Balance, determined as if the Profit-Sharing Account Balance had remained in the Retirement Plan until retirement, whether or not such Profit-Sharing Account Balance has been transferred to the Savings Plan;

        (c) the monthly single life Actuarial Equivalent of any benefit to which the Participant is entitled under any other tax-qualified defined benefit plan of the Company and which is attributable to contributions of the Company, unless benefit service for employment on which such benefit is based is credited to the Participant under the Retirement Plan;

        (d) the monthly single life Actuarial Equivalent of any benefit to which the Participant is entitled under any non-qualified defined benefit program of the Company;

        (e) 50 percent of the monthly primary social security benefit to which the Participant is entitled or would be entitled as of the earliest date following the Participant's termination of employment for which social security benefits would be payable (whether or not social security benefits are actually paid to the Participant at such time), with such reduction to begin at the earliest date after retirement for which social security benefits would be payable to the Participant; and

        (f) the monthly single life Actuarial Equivalent of any benefit which the Participant is entitled to receive from any previous employer, provided that a contract between the Participant and the Company grants the Participant service for service with the previous employer and the contract states the amount to be offset.

        3.04 Amount of Early Retirement Supplemental Benefit. The monthly supplemental retirement benefit payable to a Participant who is retiring prior to Normal Retirement Date shall be an amount equal to 1/12th of 55 percent of the Highest Average Three-Year Compensation, reduced by all of the following that are applicable:

        (a) in the case of a Participant who does not have at least 15 years of Service at the time of his retirement, .3055 percent for each month that his Service is less than 15 years;

        (b) after applying Section 3.04(a) if applicable, .1515 percent for each of the first 60 months by which commencement of the benefit precedes Normal Retirement Date, and by .3030 percent for each additional month by which commencement of the benefit precedes Normal Retirement Age; provided, however, that if the Participant has at least 30 years of Service, and entitlement to payment is a result of a Change in Control, the .1515 shall be reduced to .07575, and the .3030 shall be reduced to .1515; and

        (c)     any amounts described in Sections 3.03(b)-(f).


        3.05 Gross-Up Payment. Anything in this Program notwithstanding, in the event it shall be determined that any payment, distribution or acceleration of vesting of any benefit hereunder would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Participant with respect to such excise tax, then the Participant shall be entitled to receive an additional payment calculated as set forth in the Change in Control Severance Agreement with respect to such benefit hereunder; provided, however, that there shall be no duplication of such additional payment under this Program and the Change in

Control Severance Agreement.



                            4.  Payment of Benefits


        4.01    Commencement of Benefits. Subject to Sections 4.02 (b) and
(c), supplemental retirement benefits shall be payable monthly to an eligible Participant commencing with the month next following the month in which he becomes eligible for such benefit and terminating with the month in which the death of such Participant occurs.

        4.02    Payments Under Certain Situations.

        (a)     Optional Methods of Payment.  Subject to Sections 4.02 (b) and
(c), an optional method of payment selected by the Participant for payment of his retirement benefit under the Retirement Plan shall automatically be applicable to the payment of the supplemental retirement benefits provided by the Program. The benefits provided pursuant to any such optional method of payment shall be the Actuarial Equivalent of the monthly amount of benefit to which the Participant otherwise would be entitled under the Program.

        (b)     Payment Upon a Change in Control.   Within 15 business days of
a Change in Control, in lieu of any other payments due with respect to benefits earned under the Program to the date of the Change in Control, each Participant and each Recipient shall receive a Change in Control Lump Sum Payment, as calculated under Section 4.03(a).

        (c) Election to Receive a Lump Sum Payment. A Participant who is eligible to receive benefits under the Program pursuant to Section 3.01 or 3.02, or a Recipient, may file a written request with the Committee, subject to the terms and conditions hereinafter set forth, to receive, in lieu of future payments of any and all then unpaid accrued and vested benefits under the Program, a Lump Sum Payment determined in accordance with Section 4.03(b). If the request for a Lump Sum Payment is filed at least 13 months prior to the Participant's termination of employment and is approved by the Committee, then 100% of such Lump Sum Payment shall be paid on the date on which the first
monthly benefit payment under the Program would otherwise be made.   In any
case in which the request for a Lump Sum Payment is not filed at least 13 months prior to the Participant's termination of employment or is denied by the Committee, then the Participant or Recipient shall receive 90% of the Lump Sum Payment, and the remaining 10% shall be forfeited to the Company.

        4.03    Determination of the Lump Sum Payment.

        (a)     The Change in Control Lump Sum Payment referred to in
Section 4.02(b) shall be equal to the present value of the monthly payments to which a Participant or Recipient would be entitled under the Program based on the following assumptions: (i) the Participant (but not a Recipient) is treated as having been employed, for purposes of determining age and service hereunder, for the lesser of (A) the duration of the "Termination Period", if any, under Participant's Change in Control Severance Agreement or (B) the period of time remaining until Normal Retirement Date; (ii) Highest Average Three-Year Compensation shall be the greater of

(A) the amount that would be taken into account in determining a Participant's benefit under the Program as of the date of the Change in Control if there were no Change in Control or (B) the lump sum severance payment under Section 2(a)(ii) of the Participant's (but not the Recipient's) Change in Control Severance Agreement (as if he had been terminated immediately following the Change in Control) divided by the multiple used under such section to determine severance pay; (iii) the discount rate equals the Specified Rate;
(iv) the Participant (or, if applicable, Recipient) lives the number of years equal to his Life Expectancy (calculated as of the date which includes any additional Service credited hereunder); and (v) with respect to any benefit to be deducted as an offset as described in Section 3.03(b) through (f), the Participant terminated employment with the Company on the date of the Change in Control and began to receive such benefits at the earliest date thereafter permitted under the applicable plan, agreement or statute.

        (b) The Lump Sum Payment referred to in Section 4.02(c) shall be equal to the present value of the future monthly payments to which the participant is entitled under the Program based on the following assumptions:
 (i) the discount rate equals the Specified Rate; and (ii) the Participant lives the number of years equal to his Life Expectancy on the later of (A) date of his election to receive a Lump Sum Payment, or (B) the date of his termination of employment.

        4.04    Certain Matters Following a Lump Sum Payment.

        (a) A Participant who has received a Change in Control Lump Sum Payment pursuant to Section 4.02(b) shall thereafter: (i) while in the employ of the Company, continue to accrue benefits under the Program, and (ii) be eligible for further benefits under Section 4.01 or 4.02(a), (b) or (c). The amount of such benefit shall be determined by:

                (i) calculating the benefit that would be payable to the Participant if there had been no previous Change in Control Lump Sum Payment;

                (ii) determining the present lump sum value of such benefit, using the Specified Rate as the discount rate and assuming the Participant lives the number of years equal to his Life Expectancy on the date of his retirement or termination of employment;

                (iii) determining the present lump sum value of the Change in Control Lump Sum Payment, assuming the Change in Control Lump Sum Payment had earned interest at the average Specified Rate in effect from the time of payment of the Change in Control Lump Sum Payment until the date of retirement or other termination of employment;

                (iv) reducing the amount determined in (ii) by the amount determined in (iii); and

                (v) if applicable, converting the amount determined in (iv) to an Actuarially Equivalent single life only form of payment.

                              5.  Death Benefits


        5.01 Eligibility. If a Participant dies after completing 120 calendar months of Service (without regard to the requirements of Section 2.04) but prior to the earlier of his retirement or his Normal Retirement Date, his Surviving Spouse (or, in the event there is no surviving spouse, or there is a common death, his estate) shall be eligible for a benefit under this Article 5.

        5.02    Benefit Amount.

        (a) The monthly amount of a benefit payable under this Article 5 to a deceased Participant's Surviving Spouse who has applied therefor, shall be equal to the monthly payment the spouse would have received had the Participant retired on the day before his death after having effectively elected to receive payment in the form of a Joint and 75% Survivor Annuity under the Retirement Plan, with his spouse as his Contingent Annuitant under such option; provided, that in lieu of the offset for the Participant's primary social security benefit under Section 3.03(e), the benefit to the Surviving Spouse shall be offset by 50% of the primary or survivor social security benefit to which the Surviving Spouse is entitled at the earliest date as of which such payments become payable. If the estate is the death beneficiary, the estate shall receive a lump sum payment equal to the present value (using the Specified Rate) of the total monthly payments that would have been paid to the Participant assuming he had not died but rather that he: (i) retired on the day before the date of his death (or the first day of the month following the time he would have reached age 55, if later); (ii) elected the 10-Year Certain Annuity under the Retirement Plan; and (iii) received 120 monthly payments.

        (b) If the Participant dies before reaching the age that is ten years prior to the Participant's Normal Retirement Date, then the monthly benefit used to determine the death benefit shall be further reduced by .3030 for each month that the Participant was under such age at the time of his death.

        5.03 Benefit Payments. Subject to Section 4.02 (b) and (c), the benefit under this Article 5 shall be paid to the deceased Participant's Surviving Spouse commencing with the first day of the month following the month in which the Participant's death occurs, and shall be payable monthly thereafter during the life of the Surviving Spouse, the last payment being for the month in which the death of the Surviving Spouse shall occur. If payment is made to the estate of the Participant, payment shall be made within 30 days of the date of the Participant's death.

                              6.  Non-Competition

        6.01 Condition of Payment. Payment of supplemental retirement benefits under the Program shall be subject to the condition that the Participant or retiree-Recipient shall not have engaged in competition (as defined in Section 6.02) with the Company at any time prior to the date of such payment; provided, however, that this Section 6.01 shall not apply to a Participant following his termination of employment if such termination occurs after the date of a Change in Control that occurs at the time the Participant is actively participating in the Program.

        6.02 Competition. Competition for purposes of the Program shall mean assuming an ownership position or a consulting, management, employee or director position with a business engaged in the manufacture, processing, purchase or distribution of products of the type manufactured, processed or distributed by the Controlled Group; provided, however, that in no event shall ownership of less than two percent of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons in itself be deemed Competition; and provided further, that all of the following shall have taken place:

        (a) the Secretary of the Company shall have given written notice to the Participant or retiree-Recipient that, in the opinion of the Committee, the Participant or retiree-Recipient is engaged in Competition within the meaning of the foregoing provisions of this Section 6.02, specifying the details;

        (b) the Participant or retiree-Recipient shall have been given a reasonable opportunity, upon receipt of such notice, to appear before and to be heard by the Committee with respect to his views regarding the Committee's opinion that the Participant or retiree-Recipient engaged in Competition;

        (c) following any hearing pursuant to Section 6.02(b), the Secretary of the Company shall have given written notice to the Participant or retiree-Recipient that the Committee determined that the Participant or retiree-Recipient is engaged in Competition; and

        (d) the Participant or retiree-Recipient shall neither have ceased to engage in such Competition within thirty days from his receipt of notice of such determination nor diligently taken all reasonable steps to that end during such thirty-day period and thereafter.


                            7.  General Provisions


        7.01 Denial of Claims. Whenever the Company denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Company shall transmit a written notice setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for the denial of the claim, references to the specific Program provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claims review procedure as set forth in Section 7.02. In addition, the written notice shall contain the date on which the written notice was sent and a statement advising the Claimant that, within 60 days of the date on which such notice was received, he may obtain review of the decision of the Company.

        7.02 Claims Review Procedure. Within 60 days of the date on which the notice of denial of claim is received by the Claimant, the Claimant, or his authorized representative, may request that the claim denial be reviewed by filing with the Company a written request therefor, which request shall contain the following information:

        (a) The date on which the notice of denial of claim was received by the Claimant;

        (b) The date on which the Claimant's request was filed with the Company; provided, however, that the date on which the Claimant's request for review was in fact filed with the Company shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this subsection (b);

        (c) The specific portions of the denial of his claim which the Claimant requests the Company to review;

        (d) A statement by the Claimant setting forth the basis upon which he believes the Company should reverse its previous denial of his claim for benefits and accept his claim as made; and

        (e) Any written material (included as exhibits) which the Claimant desires the Company to examine in its consideration of his position as stated pursuant to subsection (d).

Within 60 days of the date determined pursuant to Section 7.02(b), the Company shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within ten days following the date of such review, the Company will send to the Claimant its written decision setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for its decision, including references to the specific Program provision relied upon. If the Claimant disputes the Company's decision, such dispute shall be resolved by arbitration in Cleveland, Ohio under the rules of the American Arbitration Association.

        7.03 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

        7.04 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to a Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

        7.05 Rights of Participants. Except as expressly provided in any grantor trust agreement established by the Company:

        (a) no Participant or Recipient shall have any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Program;

        (b) nothing contained in the Program shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Recipient or any other person;

        (c) to the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company; and

        (d) all payments to be made under the Program shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under the Program.

        7.06 Administration. The Committee shall be responsible for the general administration of the Program and for carrying out the provisions thereof. Any act authorized, permitted or required to be taken by the Company under the Program may be taken by action of the Committee. Subject to the provisions of Section 7.01 relating to denial of claims and claims review procedure, any action taken by the Committee which is authorized, permitted or required under the Program shall be final and binding upon the Company, all persons who have or who claim an interest under the Program, and all third parties dealing with the Company.

        7.07 Program Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the rate of compensation of any such person for any period, and all employees of the Company shall remain subject to discharge to the same extent as if the Program had never been put into effect.

        7.08 Non-Alienation of Retirement Rights or Benefits. No right or benefit under the Program shall at any time be subject in any manner to alienation or encumbrances. If any person shall attempt to, or shall, alienate or in any way encumber his rights or benefits under the Program, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same, at the discretion of the Company, shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Company may select.

        7.09 Payment of Benefits to Others. If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Company to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies, if not paid to such person prior to his death, shall be paid to his estate. Any payment made in accordance with the provisions of this Section
7.09 shall be a complete discharge of any liability of the Program with respect to the retirement benefit so paid.

        7.10 Notices. All notices provided for by the Program shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

        To the Company:       Attention:  Secretary
                              17325 Euclid Avenue
                              Cleveland, Ohio 44112

        To the Participant:   address of residence


Any such notice delivered in person shall be deemed to have been received on the date of delivery.

        7.11 Amendment, Modification, Termination. The Program may at any time be terminated, or at any time or from time to time be amended or otherwise modified, prospectively, by the Board of Directors of the Company; provided, however, that no such termination, amendment or modification of the Program shall operate to:

        (a) reduce or terminate the benefit of a Participant participating in the Program at the time of any such termination, amendment, or modification;

        (b) terminate the participation of a Participant participating in the Program at the time of any such termination, amendment, or modification;

        (c) increase the eligibility requirements applicable to a Participant participating in the Program at the time of any such termination, amendment or modification; or

        (d) terminate the Program, or reduce or terminate any benefit, or terminate the participation or any rights or benefits, after the occurrence of a Change in Control, with respect to a Participant or Recipient who was a Participant or Recipient, or became a Participant or Recipient, at the time of the occurrence of the Change in Control.

        7.12 Applicable Law. Except to the extent preempted by ERISA, the laws of the State of Ohio shall govern the Program and any disputes arising thereunder.

        7.13 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

        7.14 Headings. All headings are for convenience only and shall not be used in interpreting any text to which they relate.

        EXECUTED in Cleveland, Ohio as of the __ day of ____, 1996.

                                    PARKER-HANNIFIN CORPORATION


                                    By:_______________________________________